Exhibit 15.1
[Letterhead of Maples & Calder]

Our ref:	AEO\604835\3189132v3
Direct	+852 2971 3081
Email	alice.ooi@maplesandcalder.com
The9 Limited
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
15 July 2009
Dear Sirs,
The9 Limited (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of July 2009.
Yours faithfully
/s/ Maples and Calder
Maples and Calder